Exhibit 10.3

When recorded, return to:

Zoned Properties, Inc.

8360 E. Raintree Dr., Ste. 230

Scottsdale, Arizona 85260

LAND CONTRACT

This Contract (the “Contract”) is made on the 24th day of February, 2023, between GANGNIER INVESTMENTS LLC, a Michigan limited liability company (“Seller”) whose address is 1332 Anderson Rd, Clawson, MI 48017 and ZP RE MI WOODWARD, LLC, a Michigan limited liability company, (“Purchaser”), whose address is 8360 E. Raintree Dr, Ste. 230, Scottsdale, AZ 85260.

1. Description. Seller agrees to sell and convey to Purchaser land in City of Pleasant Ridge, Oakland County, Michigan, with a street address of 23634 Woodward Ave and Parcel No. 25-27-181-003, legally described as follows (the “Premises”):

Lots 65 and 66, except the part of Lot 66 beginning at the Northwesterly corner of Lot 66, thence Easterly along the North line of said Lot 29.09 feet; thence Westerly along the South face of the building wall 29 feet more or less; thence Northerly along the Easterly line of Woodward Avenue 0.45 of a foot to the point of beginning of Woodward Heights Subdivision No.2, according to the plat thereof as recorded in Liber 10, Page 27 of Plats, Oakland County Records.

2. Price and Terms. Purchaser agrees to pay to Seller the sum of Five Hundred Fifty Thousand ($550,000.00) Dollars, together with interest, as follows:

The sum of One Hundred Twenty Thousand ($120,000.00) Dollars (down payment) on execution of this Agreement, receipt of which Seller acknowledges, and the remaining principal balance of the purchase price, being Four Hundred Thirty Thousand ($430,000.00) Dollars (principal balance) plus interest at the rate of 7% until paid, in 48 monthly installments based on a 15-year amortization, as follows:

The sum of Three Thousand Eight Hundred Sixty-Four Dollars and 96/100 ($3,864.96) (monthly payment), on the 1st day of each month starting on April 1, 2023 until the purchase price and interest are fully paid, provided that the purchase price, all interest and any other amounts due hereunder will be fully paid on or before March 31, 2027 (the “Maturity Date”). Both Parties acknowledge that there will be a lump sum due and owing unless previously paid over and above the regular monthly payment. Monthly payments shall begin April 1, 2023.

Any monthly installment not paid within Ten (10) days after written notice is received from Seller to Purchaser, shall be charged a late fee of One Hundred ($100.00) Dollars. This is a service charge and is not interest. Purchaser further agrees and understand that assessment of the late fee does not constitute an election under the contract and that the Seller may pursue any other remedies available in law or equity.

Purchaser may prepay the balance in full, part, at any time without penalty. All payments of principal and interest will be made to Seller at the address set forth above unless the Seller provides a different address to Purchaser by written notice.

3. Conveyance. The “Closing” shall be the date this Contract is executed by Purchaser and Seller. Upon full final payment of the principal and interest of this agreement upon the Maturity Date or earlier date in the event of a prepayment, together with all other sums chargeable against Purchaser under this agreement, and upon full performance of the covenants and obligations of Purchaser under this agreement, Seller shall convey the Property by a good and sufficient warranty deed conveying good, indefeasible and marketable fee simple title to the land, subject to easements, rights-of-way, building and use restrictions, and encumbrances and restrictions of record as of the date of this agreement, and free from all other encumbrances except those, if any, that Purchaser agrees to assume and those, if any, that have arisen through the acts or neglect of Purchaser or others holding through Purchaser. Seller agrees to pay any and/or all transfer taxes due and fees, assessed and/or imposed on the recording of the warranty deed (i.e. Revenue stamps, transfer taxes, etc.). Purchaser agrees to pay the recording fees charged by the register of deeds for the recording of the warranty deed. At Closing, Seller shall execute a warranty deed that will be deposited with Birmingham Title Agency, 26000 W. Twelve Mile, Southfield, MI 48034 (“Escrow Agent”) to be held by Escrow Agent and to be released to Purchaser as provided above. The warranty deed shall be recorded by Escrow Agent and released to Purchaser upon the deposit and release of the principal, interest and other charges due by Purchaser under this Contract.

4. Possession. Purchaser shall have the right to exclusive, undisturbed possession of the Premises from and after the date of this Contract, unless otherwise herein provided, and be entitled to retain possession only so long as there is not default on his part in carrying out the terms and conditions of this contract. In the event the premises are vacant or unimproved, the Purchaser shall be deemed to be in constructive possession only, which possessory right shall cease and terminate after service of a notice of forfeiture of this contract. Purchaser agrees to use, maintain and occupy said Premises in accordance with any and all restrictions recorded as a matter of record against the Premises and also to keep the Premises in accordance with all police, sanitary and other regulations imposed by any governmental authority. Seller agrees that Purchaser may lease the Premises to one or more tenants in its sole discretion, but solely on the condition that any such leasehold interest is subordinate to the Seller’s interest in the Premises. Notwithstanding anything contained herein, Seller shall have up to 30 days following the Closing to remove the miscellaneous office furniture stored within the Premises at the time of the Closing, at no cost to Purchaser.

5. Waste. Purchaser shall at all times maintain the Premises in substantially similar condition it was in on the date of possession, reasonable wear and tear excepted, and Purchaser shall not commit or suffer any other person to commit waste or, without the consent of Seller in writing, remove, change, or demolish the improvements on the Premises in a way that may diminish Seller’s security.

6. Taxes and Assessments. Purchaser shall pay or cause to be paid all taxes and special assessments on the Premises that become due and payable after the date of possession and before they become subject to penalties. The Seller shall promptly furnish to the Purchaser all amounts due under this Section and the Purchaser shall pay all taxes and special Assessments as they become due.

7. Insurance. Purchaser shall obtain and keep in force fire, liability and extended coverage insurance, that complies with Federal, State, or local laws, ordinances and/or regulations, in Purchaser and Seller’s names covering the Premises and personal property thereon, with a loss payable clause or other endorsement making the proceeds payable to Seller and Purchaser for their respective interests, with insurer’s endorsements, including an agreed amount endorsement, satisfactory to Seller in an amount not less than the replacement cost of the improvements on the Premises and personal property thereon. Purchaser shall deliver to Seller copies of the insurance policies and proof of payment of the premiums within fifteen (15) days of the receipt of the policy or payment of the premium.

8. Disposition of Insurance Proceeds. In the event of loss, Purchaser shall give prompt notice to the insurance carrier and Seller. Seller may make proof of the loss if such proof is not made promptly by Purchaser. Unless Seller and Purchaser otherwise agree in writing, the insurance proceeds shall be paid to the parties jointly and shall be applied to the restoration or repair of the damaged Premises and personal property, if the restoration or repair can be completed for the amount of the insurance proceeds, and the repaired property will exceed in value the amount of the insurance proceeds. If the restoration or repair cannot be completed for the amount of the insurance proceeds, or if the repaired property will not exceed in value the amount of the insurance proceeds, then at the sole discretion of Purchaser, Purchaser may elect to apply the insurance proceeds to the principal and accrued interest and all other amounts owed under this agreement, whether or not then due, with any excess paid to Purchaser, or apply the insurance proceeds to the restoration or repair of the damaged Premises and personal property. Unless Seller and Purchaser otherwise agree in writing, any application of proceeds to the principal shall not extend or postpone the due date of any monthly payment referred to in paragraph 2 above or change the amount of any payment.

9. Seller’s Right to Mortgage. Seller’s right to place a mortgage on the Premises, or to renew or amend any existing mortgage, is subject to the following limitations:

a.	The aggregate amount due on all outstanding mortgages shall not, at any time, be greater than the unpaid principal of this Contract.

b.	The aggregate payments or principal and interest required in any one year under the new or renewal mortgage shall not exceed those required under this Contract.

c.	The mortgage or mortgages shall not be amended to extend the term beyond the length of this Contract.

d.	Seller shall give to Purchaser written notice of its intent to execute any mortgage, amendment or renewal, containing the name and address of the mortgagee, the amount and rate of interest on the mortgage, the due date of payments, and the date of maturity of the principal (the “Financing Notice”). Purchaser shall have the right to approve or deny the intended financing stated in the Financing Notice within 30 days after the Financing Notice date and Purchaser’s failure to timely respond to the Financing Notice shall be deemed Purchaser’s approval of such financing; provided, however, that in no event shall any acceptance, rejection or lack of response from Purchaser prejudice Purchaser’s rights and the restrictions of Seller under this Section 9.

e.	Seller covenants to meet the payments of principal and interest as they mature on any mortgage now or later placed on the Premises and to produce evident of payment to Purchaser on demand.

f.	If Seller defaults on any mortgage, Purchaser has the right to do the acts or to make the payments necessary to cure the default and to be reimbursed by receiving credit to apply on the payments due or to become due on this Contract.

g.	Upon full payment (whether at maturity or prepayment) by Purchaser under this Contract, the proceeds therefrom shall be first applied to the outstanding balance on any mortgage and thereafter shall be disbursed to Seller.

h.	If proceedings are commenced to recover possession or to enforce the payment of such contract or mortgage because of the Seller’s default, the Purchaser may at any time thereafter, while such proceedings are pending, encumber the Premises by mortgage, securing such sum as can be obtained, upon such terms as may be required, and with the proceeds pay and discharge said mortgage, or purchase money lien.

i.	When the Contract payments have reduced the amount due to the amount of the mortgage indebtedness, Purchaser is entitled to demand and to receive the deed specified in this Contract, subject to the mortgage indebtedness Purchaser assumes and agrees to pay. However, if the mortgage by its terms prohibits assumption, Purchaser does not have this right unless agreed upon by the mortgagee.

10. Enforcement on Default. If Purchaser fails to perform any of the covenants or conditions in the Contract on or before the date on which the performance is required, Seller may:

a.	Give Purchaser a written notice specifying the default that has occurred and inform Purchaser that if the default continues for 30 days after service of the notice, Seller will without further notice declare the entire balance due and payable and foreclose the Contract according to the statutes of the State of Michigan, or

b.	Not declare the entire balance due and payable and proceed according to the statutes of the State of Michigan, including but not limited to the right of Seller to declare a forfeiture in consequence of the non payment of any money required to be paid under the Contract or any other breach of the Contract, but if Seller elects to proceed under this subparagraph, Seller shall give Purchaser a written notice of forfeiture specifying the default that has occurred and shall give Purchaser 30 days after service of notice of forfeiture to cure the default.

11. Assignment. Either party may assign, sell, or convey and interest in this Contract; provided, however, the conveying party shall promptly give written notice to the other party of the action. The notice shall give the name and address of the new party.

12. Service of Notices. All notices or demands are sufficient when served.

a.	By personal service on the party or a member of the party’s family or an employee of the party of suitable age and discretion with a request that the notice or demand be personally delivered to the party;

b.	By depositing the notice or demand with the U.S. Postal Service with postage fully prepaid by first-class mail, addressed to the party at the party’s last known address.

13. Future Financing. No representations have been made by the parties hereto and/or real estate broker(s) as to the future availability of alternative financing which might be required by the Purchaser(s) to fully pay the obligation then owing on said Contract.

14. Time of Essence. It is understood and agree that time is deemed of the essence of this Contract. Failure of Seller to exercise any right on default of Purchaser shall not constitute a waiver of any rights and shall not prevent Seller from exercising any of its rights on subsequent default.

15. Binding Effect. The covenants and agreements of this Contract shall bind the heirs, assigns, and successors of the respective parties.

16. Effective Date. The parties have signed this Contract in counterparts, and it is effective as of the above date.

17. Seller and Purchaser acknowledge that the state and county transfer tax shall be deducted from the final Land Contract payment or the balloon payment, whichever is applicable. Purchaser shall pay the Warranty Deed recording fee.

18. Purchaser’s Acceptance of Title and Premises. The Premises and improvements will be sold to Purchaser “AS IS” without any representations or warranties being made as to the quality or condition of the Premises by Seller or its intended use by Purchaser, who has solely relied on its own investigation, experience and discretion in acquiring the Premises. The Premises shall be offered subject to conditions, restrictions, rights-of-way, easements, and reservations, if any, of record as reflected in the “marked-up” title commitment/policy generated by the Title Company at the Closing.

19. Indemnification. Except for those clams, demands, costs, liabilities, penalties or damage that were caused by or arising from the acts or omissions of Seller, its employees or agents, Purchaser hereby agrees to indemnify, defend, save and hold Seller harmless from and against any and all costs, damages, expenses (including, without limitation, legal expenses and reasonable attorneys’ fees), fines (both civil and criminal) and liabilities suffered or incurred by any of the Seller arising out of, as a result of, or in connection with any claims, demands, causes of action and actions, suits, rights asserted, liabilities and damages, whatsoever, whether in law or in equity, made or incurred by any party whatsoever in from events arising from or related to Purchaser’s possession and use of the Premises and/or in connection with the entry by Purchaser onto the Premises or the work to be performed by Purchaser in connection with such entry.

20. JURY TRIAL WAIVER. SELLER AND PURCHASER IRREVOCABLY AND UNCONDITIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY ACTION, INCLUDING ANY CLAIM, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM (“CLAIM”), THAT IS BASED UPON, ARISES OUT OF, OR RELATES TO THIS AGREEMENT

(SIGNATURE PAGE TO FOLLOW)

In witness whereof, the Parties have executed this contract and have caused their seals to be affixed hereto the day and year first above written.

SELLER:

GANGNIER INVESTMENTS LLC
a Michigan limited liability company

By:	/s/
Name:
Its:

CERTIFICATE OF ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of _________________________

County of ________________________

On ___________________ before me, ______________________________________ personally appeared _____________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Michigan that the foregoing paragraph is true and correct

WITNESS my hand and official seal.

Signature	/s/	(Seal)

PURCHASER:

ZP RE MI WOODWARD, LLC
a Michigan limited liability company

By:	/s/ Bryan McLaren
Name:	Bryan McLaren
Its:	Authorized person

CERTIFICATE OF ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of Arizona

County of Maricopa

On ___________________ before me, personally appeared Bryan McLaren, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Arizona that the foregoing paragraph is true and correct

WITNESS my hand and official seal.

Signature	/s/	(Seal)